Exhibit 10.1

AGREEMENT OF RESCISSION

THIS AGREEMENT (“Rescission Agreement”) is made and entered into this 18th day of August 2010 by and among FUND.COM, INC., a Delaware corporation, and successor-in-interest by merger to Meade Capital, Inc. (“FNDM”), VENSURE RETIREMENT ADMINISTRATION, INC., a Delaware corporation (“VRA”); and VENSURE EMPLOYER SERVICES, INC., an Arizona corporation (“Vensure”).  FNDM, VRA and Vensure are hereinafter sometimes collectively referred to as the “Parties.”

W I T N E S S E T H:

WHEREAS, on September 24, 2009, Vensure, FNDM and the stockholders of Vensure entered into a securities purchase agreement (the “Purchase Agreement”) pursuant to which, inter alia (a) FNDM agreed to assign to Vensure all of Assignor’s right, title and interest in and to a certificate of deposit in the original amount of (USD) $20,000,000 (the “Certificate of Deposit”) issued in favor of FNDM on November 9, 2007 by Global Bank of Commerce Limited, a banking corporation organized under the laws of Antigua and Barbuda (the “Bank”), in exchange for (b) shares of the Series A Preferred Stock of Vensure, as described in the Purchase Agreement; and

WHEREAS, pursuant to an agreement, also dated November 9, 2007, between FNDM and the Bank (the “Exchange Agreement”), FNDM agreed that the Bank had the absolute and unconditional right to exchange and swap all of its obligations under the Certificate of Deposit for a 5% annuity policy maturing November 9, 2017 (the “Annuity”), evidenced by Certificate #NPH-SWAP-2007-GBC-01, and issued by NatProv Holdings, Inc., a British Virgin Islands corporation (“NatProv”); and

WHEREAS, the Bank advised FNDM in October 2009 that it intended to exercise its rights under the Exchange Agreement and swap the Certificate of Deposit for the Annuity; and

WHEREAS, on November 2, 2009, the Parties entered into an agreement  (the “Amendment Agreement”) pursuant to which VRA and Vensure accepted the assignment of the Annuity in lieu of the Certificate of Deposit; and

WHEREAS, it was the obligation of Vensure to deliver to FNDM audited financial statements of Vensure and its consolidated subsidiaries as at December 31, 2009 and for the two fiscal years ended December 31, 2009; and

WHEREAS, another of the material covenants and agreements contained in the Purchase Agreement and the Investment Agreement, was the obligation of FNDM (through its subsidiary) to provide educational content to Vensure which was to be marketed to Vensure employees; and

WHEREAS, inasmuch as Vensure did not timely complete the audit of the foregoing financial statements, and FNDM was unable to provide sufficient educational content, each of the Parties desires to rescind, ab initio, all of the transactions contemplated by the Purchases Agreement, the Amendment Agreement and a related Stockholders Agreement, dated September 29, 2009 (the “Stockholders Agreement” and together with the Purchase Agreement and the Amendment Agreement, collectively, the “Transaction Agreements”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto intending to be bound hereby, it is agreed as follows:

1.             Rescission of Transaction Agreements. By their execution of this Agreement:

(a)           Each of the Parties do hereby rescind, ab initio all of the transactions contemplated by the Transaction Agreements.

(b)           Each of VRA and Vensure do hereby agree to return to FNDM the Annuity and to execute such other documents of transfer and assignment so as to vest good and marketable title in and to the Annuity in FNDM or its transferee(s).

(c)           FNDM does hereby agree to transfer and assign to Vensure all, and not less than all, of the 218,883.33 shares of Series A Preferred Stock Vensure issued as payment of the Purchase Price for the Annuity under the Purchase Agreement and the Amendment Agreement.  As soon as practicable following the date of execution of this Rescission Agreement, FNDM shall return to Vensure for cancellation all stock certificates evidencing such shares of Series A Preferred Stock.

(d)           Each of the Parties do hereby agree that all of the Transaction Agreements and all of documents and instruments relating thereto are hereby terminated, rescinded and rendered null and void, ab initio.

2.             Mutual Releases.  In consideration for the above, and except with respect to the performance of obligations contained in this Agreement, each of the Parties, on behalf of themselves and their representatives, successors and assigns, by execution of this Agreement, does hereby fully, completely and unconditionally forever release and discharge each other and their respective successors, assigns, current and former employees, directors, officers, trustees, shareholders, members, agents, parents, affiliates, subsidiaries, representatives, insurers, attorneys, independent contractors and all other related or affiliated persons and entities of and from any and all liability, claims, causes, demands, obligations, actions, contracts, promises, agreements, damages, attorneys’ fees, costs, liabilities, rights and allegations of whatever kind and nature, known or unknown, including, but not limited to, such matters based on, arising out of, or related to the Transaction Agreements.  This release includes, but shall not be limited to, any and all claims for breach of contract, implied or express; impairment of economic or business opportunity; intentional or negligent infliction of emotional distress; false arrest; assault; battery; false imprisonment; prima facie tort; defamation; libel; slander; negligent termination; malicious prosecution; or any other tort, whether intentional or negligent; or any claim or cause of action known or unknown.

3.             Miscellaneous.

(a)           Each of FNDM, Vensure and VRA do hereby covenant and agree that the execution and delivery of this Rescission Agreement has been duly authorized by all necessary corporate action and represents a valid and binding agreement and obligation of each of them.  Each of the Parties shall deliver to the other resolutions of their respective boards of directors in form and content to the legal counsel to the Parties.

(b)           This Rescission Agreement may be executed in one or more counterparts and taken together shall constitute a final and binding agreement of the parties.

(c)           This Rescission Agreement may be executed and delivered by facsimile signatures, all of which shall have the same force and effect as ribbon original signatures.

(d)           The Parties acknowledge that Hodgson Russ LLP has represented FNDM in this transaction and that Robert Morley, Esq. has represented Vensure and VRA in this transaction.

(e)           This Rescission Agreement shall be governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties have executed and delivered this Rescission Agreement, the date and year first above written.

FUND.COM, INC.	VENSURE EMPLOYER SERVICES, INC.

/s/ Gregory Webster	/s/ Thomas Lindsay
Gregory Webster, CEO	Thomas Lindsay, President

VENSURE RETIREMENT ADMINISTRATION, INC.

/s/Thomas Lindsay
Thomas Lindsay, President

ASSIGNMENT AND SECURITIES POWER

FOR VALUE RECEIVED, effective as of August 16, 2010 (the “Effective Assignment Date”) the undersigned VENSURE RETIREMENT ADMINISTRATION, INC., a Delaware corporation (the “Assignor”) or its “affiliates” (as that term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended) does by these presents hereby sell, transfer and assign unto FUND.COM, INC., a Delaware corporation (the “Assignee”) or its “affiliates” (as that term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended) or assigns, that certain annuity policy, evidenced by Certificate #NPH-SWAP-2007-GBC-01, issued by NatProv Holdings, Inc., a British Virgin Islands corporation (the “Annuity”), and do hereby irrevocably constitute and appoint  as attorney to transfer the said Annuity on the books of said Assignee, with full power of substitution in the premises.

VENSURE RETIREMENT ADMINISTRATION, INC. (a Delaware corporation) By: /s/ Thomas Lindsay____________________ Print Name: Thomas Lindsay Title: President Dated: August 18, 2010	VENSURE EMPLOYER SERVICES, INC.: (an Arizona corporation) Signature: /s/ Thomas Lindsay________________ Print Name: Thomas Lindsay, President

STATE OF ARIZONA

COUNTY OF MARICOPA:

On this 18th day of August 2010, before me, a Notary Public in and for the State of Arizona, County of Maricopa, came Thomas Lindsay who confirmed to me that he is the President of each of Vensure Retirement Administration, Inc. and its parent, Vensure Employer Services, Inc., and duly authorized by such entity to execute this instrument.

CONSENT TO ASSIGNMENT

The undersigned as issuer of the Annuity referred to in the foregoing Assignment and Securities Power does hereby consent to the assignment and transfer of the Annuity to the Assignee named therein and does hereby confirm that Fund.com, Inc. is the holder and beneficiary of such Annuity.

NATPROV HOLDINGS, LTD.

By:	/s/ John Greenwood
John Greenwood
President and Chief Executive Officer

Dated: August 18, 2010

ASSIGNMENT AND SECURITIES POWER

FOR VALUE RECEIVED, effective as of August 18, 2010 (the “Effective Assignment Date”) the undersigned FUND.COM, INC., a Delaware corporation (the “Assignor”) does by these presents hereby sell, transfer and assign unto VENSURE EMPLOYER SERVICES, INC., an Arizona corporation (the “Assignee”) or its “affiliates” (as that term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended) or assigns, 218,883.33 shares of the Series A Preferred Stock of the Assignee (the “Shares”), having stated or liquidation value of $100.00 per share (the “Vensure Series A Preferred Stock”),and do hereby irrevocably constitute and appoint  as attorney to transfer the said Shares on the books of said Assignee, with full power of substitution in the premises.

FUND.COM, INC. (a Delaware corporation) By: /s/ Gregory Webster_____________________ Print Name: Gregory Webster Title: Chief Executive Officer Dated: August 18, 2010

STATE OF NEW YORK

COUNTY OF NEW YORK:

On this 18th day of August 2010, before me, a Notary Public in and for the State of New York, County of New York, came Gregory Webster who confirmed to me that he is the Chief Executive Officer of Fund.com, Inc., a Delaware corporation, and duly authorized by such entity to execute this instrument.